As Filed with the Securities and Exchange Commission on May 23, 2000
                                                    Registration No. 333-30532
-------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ----------------------


                                AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                               Time Warner Inc.
            (Exact name of registrant as specified in its charter)

                                   Delaware
        (State or other jurisdiction of Incorporation or Organization)

                                  13-3527249
                     (I.R.S. Employer Identification No.)

                             75 Rockefeller Plaza
                              New York, NY 10019
                                (212) 484-8000
                  (Address, including ZIP Code, and telephone
                        number, including area code, of
                       registrant's principal executive
                                   offices)

                             Christopher P. Bogart
            Executive Vice President, Secretary and General Counsel
                               Time Warner Inc.
                             75 Rockefeller Plaza
                              New York, NY 10019
                                (212) 484-8000

      (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                                With Copies To:

 William P. Rogers, Jr.       Spencer B. Hays           Stephen W. Hamilton
Cravath, Swaine & Moore       Time Warner Inc.   Skadden, Arps, Slate, Meagher &
  825 Eighth Avenue         75 Rockefeller Plaza             Flom LLP
New York, New York 10019     New York, NY 10019     1440 New York Avenue, N.W.
    (212) 474-1000                                    Washington, D.C. 20005

          Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

-------------------------------------------------------------------------------

          The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED MAY 23, 2000

PROSPECTUS

                                450,000 Shares
                               Time Warner Inc.
                    Common Stock, Par Value $0.01 per Share

          This prospectus relates to 450,000 shares of common stock, par value $0.01 per share, of Time Warner Inc., issued in connection with the acquisition by Time Warner Entertainment Company, L.P. of the interest in Queens Inner Unity Cable System not already owned by it (the "Acquisition"). Each share of Time Warner common stock was issued together with an associated Right to Purchase Series A Participating Cumulative Preferred Stock of Time Warner, but until the occurrence of certain events, these rights are not exercisable, will be evidenced by ownership of the common stock and will be transferred along with the common stock. These shares of Time Warner common stock are being offered for sale from time to time pursuant to this prospectus for the account of certain persons who have acquired the shares issued in the Acquisition.

          The Time Warner common stock covered by this prospectus is listed on the New York Stock Exchange ("NYSE"). On May 22, 2000, the last sale price for one share of Time Warner common stock was $ 76.125 as reported on the NYSE Composite Transactions Tape.

          The Time Warner common stock covered by this prospectus may be offered for sale from time to time in accordance with the plan of distribution described in this prospectus by the selling stockholders originally named herein, or by certain other persons, who qualify as "Permitted Holders" under the Registration Rights Agreement described herein and who are named in an amendment or supplement to this prospectus.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is __________, 2000

                               Table of Contents

                                                                          Page
                                                                          ----

Where you can find more information................................          2
Incorporation of certain documents by reference....................          3
The Company........................................................          4
Use of Proceeds....................................................          5
The Acquisition....................................................          5
Selling Stockholders...............................................          6
Plan of Distribution...............................................          6
Legal Opinion......................................................          7
Experts............................................................          7


                      WHERE YOU CAN FIND MORE INFORMATION

          Time Warner files reports, proxy statements and other information with the Securities and Exchange Commission pursuant to public reporting requirements of the Securities Exchange Act of 1934. These documents may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at:

Public Reference Room    New York Regional Office   Chicago Regional Office
450 Fifth Street, N.W.   7 World Trade Center       Citicorp Center,
Room 1024                Suite 1300                 500 West Madison Street
Washington, D.C. 20549   New York, NY 10048         Suite 1400
                                                    Chicago, Illinois 60661

          Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the internet world wide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov".

          Time Warner's common stock is traded on the New York Stock Exchange. Reports, proxy statements and other information concerning Time Warner may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Securities and Exchange Commission allows Time Warner to "incorporate by reference" information into this prospectus, which means that Time Warner can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus.

          This prospectus incorporates by reference the documents set forth below that Time Warner has previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about Time Warner that is not included in or delivered with this prospectus.

Time Warner Inc. (File No.1-12259)  Period or Date
----------------------------------  --------------

1. Annual Report on Form 10-K       Year ended December 31, 1999.

2. Quarterly Reports on Form 10-Q   Quarter ended March 31, 2000.

3. Current Reports on Form 8-K      January 10, 2000 (filed January 14, 2000);
                                    January 23, 2000 (filed January 28, 2000);
                                    February 2, 2000 (filed February 10, 2000);
                                    January 10, 2000 (filed February 11, 2000);
                                    March 13, 2000 (filed March 13, 2000);
                                    March 31, 2000 (filed March 31, 2000);
                                    April 12, 2000 (filed April 19, 2000);
                                    April 19, 2000 (filed April 25, 2000); and
                                    May 22, 2000 (filed May 22, 2000).

4. The description of Time Warner
Inc. common stock, par value $0.01 per share, set forth in Item 4 in the registration statement on Form 8-B as filed with the Securities and Exchange Commission on October
2, 1996 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended by a Form 8-A/A filed with the Securities and Exchange Commission on January 31, 2000.

          Time Warner also incorporates by reference additional documents that may be filed with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the time all of the securities offered by this prospectus are sold. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

          If you are a stockholder, Time Warner may have sent you some of the documents incorporated by reference, but you can obtain any of them through Time Warner, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet web site as described above. Documents incorporated by reference are available from Time Warner without charge, excluding all exhibits, except that if Time Warner has specifically incorporated by reference an exhibit in this prospectus, the exhibit will also be provided without charge. Stockholders may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from Time Warner at the following address:

                               Time Warner Inc.
                             75 Rockefeller Plaza
                              New York, NY 10019
                           Telephone:(212) 484-6971
                           Attn: Investor Relations

                                  THE COMPANY

          Because the following is a summary of the business of Time Warner, it does not contain all the information that may be important to investors. You should read it together with the detailed information and financial statements referred to or incorporated by reference herein.

Description of Business

          Time Warner is the world's leading media and entertainment company. Time Warner's principal business objective is to create and distribute branded information and entertainment copyrights throughout the world. Time Warner classifies its business interests into six fundamental areas:

          o Cable Networks, consisting principally of interests in cable television programming;

          o Publishing, consisting principally of interests in magazine publishing, book publishing and direct marketing;

          o Music, consisting principally of interests in recorded music and music publishing;

          o Filmed Entertainment, consisting principally of interests in filmed entertainment, television production and television broadcasting;

          o Cable, consisting principally of interests in cable television systems; and

          o Digital Media, consisting principally of interests in Internet-related and digital media businesses.

Investment in TWE

          Time Warner is a holding company that derives its operating income and cash flow from its investments in its subsidiaries, including Time Warner Entertainment Company, L.P., or "TWE", a limited partnership that owns a majority of Time Warner's interests in filmed entertainment, television production, television broadcasting and cable television systems, and a portion of its interests in cable television programming. Time Warner owns general and limited partnership interests in TWE consisting of 74.49% of the pro rata priority capital and residual equity capital, and 100% of the junior priority capital. The remaining 25.51% limited partnership interests in the pro rata priority capital and residual equity capital of TWE are held by a subsidiary of MediaOne Group, Inc. A significant portion of TWE's cable television systems are held by the Time Warner Entertainment- Advance/Newhouse Partnership, of which TWE is the managing partner and owns a 64.8% interest.

Agreement to merge with AOL

          On January 10, 2000, Time Warner announced that it had entered into an Agreement and Plan of Merger dated as of January 10, 2000, between America Online, Inc. ("AOL") and Time Warner. Under the terms of the merger agreement, Time Warner and AOL have formed a new holding company, named AOL Time Warner Inc., which wholly owns two subsidiaries. At the closing of the transaction, one of these subsidiaries will merge with and into AOL, and the other subsidiary will merge with and into Time Warner. As a result of the mergers, Time Warner and AOL will each become a wholly owned subsidiary of AOL Time Warner Inc.

          Under the terms of the merger agreement, Time Warner and AOL stock will be converted to AOL Time Warner stock at fixed exchange ratios. Each share of Time Warner common stock will be exchanged for 1.5 shares of AOL Time Warner common stock, and each share of AOL common stock will be exchanged for
1.0 share of AOL Time Warner common stock. Each share of each series of Time Warner Preferred Stock will be converted into one share of a substantially identical series of AOL Time Warner Preferred Stock.

          The mergers are subject to various conditions set forth in the merger agreement, including the adoption of the merger agreement by the stockholders of each of Time Warner and AOL, certain U.S. and foreign regulatory approvals and other customary conditions. It is anticipated that the mergers will be completed during the fall of 2000. Additional information concerning the mergers is contained in Time Warner's Current Report on Form 8-K dated May 22, 2000.

Combination Agreement with EMI

          On January 24, 2000, Time Warner and EMI Group plc announced that they had signed definitive agreements to combine their recorded music and music publishing businesses into a global joint venture. The new company, Warner EMI Music, will be one of the world's leading music companies, with broad domestic and international holdings. The global joint venture will be owned equally by Time Warner and EMI Group. The eleven-member Warner EMI Music board of directors, controlled by Time Warner, will consist of six Time Warner designees and five EMI designees.

          The transaction is subject to certain conditions, including regulatory consents and EMI Group shareholder approval, and is expected to be completed by the end of 2000. Additional information concerning the transaction is contained in Time Warner's Current Report on Form 8-K dated January 23, 2000.

General

          Time Warner's principal executive offices are located at 75 Rockefeller Plaza, New York, New York 10019 and its telephone number is (212) 484-8000.

                                USE OF PROCEEDS

          Time Warner will not receive any of the proceeds from the sale from time to time of the Time Warner common stock offered hereby. All proceeds from the sale of the common stock offered hereby will be for the account of the selling stockholders, as described below. See "Selling Stockholders" and "Plan of Distribution" described below.

                                THE ACQUISITION

          On December 30, 1999, TWE entered into a Purchase Agreement (the "Purchase Agreement"), with Queens Inner Unity Cable Systems ("Seller"), Mr. Percy Sutton, Inner City Cable TV Systems, Inc. ("Inner City") and Framson, Inc. to buy Seller's interest in Queens Inner Unity Cable System for consideration that included 450,000 shares of Time Warner common stock. In connection with the purchase of Seller's interest, Time Warner sold to TWE 450,000 shares of Time Warner common stock at its fair market value on January 21, 2000.

          In connection with the Purchase Agreement, Time Warner entered into a Registration Rights Agreement, dated as of December 30, 1999 (the "Registration Rights Agreement"), with Inner City, pursuant to which certain persons are entitled to certain registration rights with respect to the Time Warner common stock issued in the Acquisition.

                             SELLING STOCKHOLDERS

          The following table sets forth as of the date of this prospectus, the name of each of the selling stockholders, the nature of any position, office or other material relationship that such selling stockholder and its affiliates has had with Time Warner and its affiliates within the past three years and the number of shares of Time Warner common stock which each such selling stockholder owned as of such date. The table also sets forth the number of shares of Time Warner common stock owned by each selling stockholder that may be offered for sale from time to time by this prospectus and the number of shares of Time Warner common stock to be held by each such selling stockholder assuming the sale of all the common stock offered hereby. Time Warner may amend or supplement this prospectus from time to time to disclose the names, relationships to Time Warner and holdings of Time Warner common stock of additional selling stockholders.

Name and Relationship       Number of Shares of         Number of Shares of         Number of Shares of
to Time Warner, if any      Common Stock owned          Common Stock which          Common Stock owned
                                                        may be sold pursuant to     assuming the sale of all
                                                        this prospectus             of the shares offered
                                                                                    hereby
  Inner City Broadcasting             450,000                    450,000                        0
       Corporation1


--------

1 From December 11, 1987 until January 21, 2000, Seller, a New York joint venture partnership in which Inner City, a New York corporation (or a predecessor), held a 81.812% partnership interest, was a partner in a joint venture partnership with TWE. As discussed above, Time Warner owns a 74.49% partnership interest in TWE. Inner City is a wholly owned subsidiary of Inner City Broadcasting Corporation.

On June 3, 1999 Urban Cableworks General, LLC wholly owned by Urban Cableworks of Pennsylvania, LLC., s and Urban Cableworks of Pennsylvania, LLC which is a majority owned subsidiary of Inner City Broadcasting, s entered into a Limited Partnership Agreement, effective as of January 11, 2000, with Wade Communications s Partnership, which was then a partnership between two wholly owned subsidiaries of Time Warner.


                             PLAN OF DISTRIBUTION

          The selling stockholders named in this prospectus may offer Time Warner common stock covered by this prospectus for sale from time to time, in a manner consistent with the applicable provisions of the Registration Rights Agreement. In accordance with those provisions, this prospectus covers sales and other dispositions, other than underwritten fixed price offerings, on the NYSE in block trades or other transactions described below.

          The selling stockholders consist of certain persons who have acquired the shares in connection with a sale of certain assets to TWE and that are "Permitted Holders" under the Registration Rights Agreement.

          The Time Warner common stock will be offered and sold at prices and on terms then prevailing on the NYSE, at prices related to such prices or at negotiated prices. The transactions covered by this prospectus consist of:

          (a) block trades in which a broker-dealer engaged by a Permitted Holder will attempt to sell the common stock as agent but may also position and resell a portion of the block as principal to facilitate the transaction;

          (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account on the NYSE; and

          (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers.

          This prospectus may be amended and supplemented from time to time to describe the terms of a specific transaction.

          Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from Permitted Holders in amounts to be negotiated in connection with sales made under this prospectus. To the extent required by the Securities Act, this compensation, if any, will be disclosed in a prospectus or prospectus supplement filed under the Securities Act. These brokers or dealers and any other participating brokers or dealers may fall under the Securities Act definition of "underwriters" in connection with such sales and any commissions, discounts or concessions the Permitted Holders provide to these brokers may fall under the Securities Act definition of underwriting discounts or commissions.

          Time Warner will pay certain costs, expenses and fees that may arise in connection with the registration of the Time Warner common stock covered by this prospectus. Notwithstanding the foregoing, the Permitted Holders will bear the costs of selling concessions, commissions, discounts and transfer taxes, if any, attributable to the sales of the Time Warner common stock. In addition, the Permitted Holders will bear any costs of their legal counsel. The Permitted Holders have agreed to indemnify Time Warner and any of its respective affiliates, directors, officers and controlling persons, against certain liabilities in connection with the offering of the Time Warner common stock pursuant to this prospectus, including liabilities arising under the Securities Act. In addition, Time Warner has agreed to indemnify the Permitted Holders and any of their respective affiliates, directors, officers, trustees, partners and controlling persons, and any of agent or investment advisor thereof, against certain liabilities in connection with the offering of the common stock pursuant to this prospectus, including liabilities arising under the Securities Act.

          Under the terms of the Registration Rights Agreement and in its sole discretion exercised in good faith for any bona fide corporate reason, Time Warner may determine at any time to suspend the availability of this prospectus for use by the Permitted Holders.

                                 LEGAL OPINION

          Certain legal matters in connection with the Time Warner common stock offered hereby were passed upon for Time Warner by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019.

                                    EXPERTS

          Ernst & Young LLP, independent auditors, have audited the consolidated financial statements, schedule and supplementary information of Time Warner and the consolidated financial statements and schedule of TWE included in Time Warner's Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their reports, which are incorporated herein by reference. These consolidated financial statements, schedules and supplementary information are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

          Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of America Online, Inc. for the three years ended June 30, 1999 incorporated by reference as Exhibit 99 to its Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2000, as set forth in their report, which is incorporated by reference in Time Warner's Current Reports on Form 8-K dated January 10, 2000, March 31, 2000 and May 22, 2000, which are incorporated herein by reference. These consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in acounting and auditing.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution

          The following statement sets forth the estimated amounts of expenses to be borne by the registrant in connection with the distribution of the common stock.

Securities and Exchange Commission registration fee........         $  9,863.96
Accounting fees and expenses...............................         $  7,500.00
NYSE Listing Fee...........................................         $  6,700.00
Legal fees and expenses....................................         $ 10,000.00
Miscellaneous expenses.....................................         $  1,000.00
                                                                      ---------
Total expenses.............................................         $ 35,063.96

ITEM 15.  Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

          Article VI of the By-laws of Time Warner requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of Time Warner who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of Time Warner or any predecessor of Time Warner or was serving at the request of Time Warner as a director, officer or employee of any other enterprise.

          Section 102 (b) (7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as Time Warner, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 1, Article X of Time Warner's Restated Certificate of Incorporation eliminates the liability of directors to the extent permitted by Section 102(b) (7) of the DGCL.

          The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b) (7) of the DGCL, Article VI of such By-laws and
Section 1, Article X of such Certificate of Incorporation, as applicable.

          The Directors' and Officers' Liability and Reimbursement Insurance Policy of Time Warner is designed to reimburse the registrant for any payments made by it pursuant to the foregoing indemnification. The policy has coverage of $50,000,000.

ITEM 16.       Exhibits.

Exhibit                                 Description
No.                                    --------------
------------

     4.1 Restated Certificate of Incorporation of Time Warner as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit
               4.3 to Time Warner's Post-Effective Amendment No. 1 on Form S-8 to Time Warner's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 11, 1996 (the "1996 S-8 Registration Statement")).

     4.2 Certificate of Amendment of Restated Certificate of Incorporation of Time Warner as filed with the Secretary of State of the State of Delaware on May 26, 1999 (which is incorporated herein by reference to Exhibit 3.(i)(b) to Time Warner's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (the "1999 Second Quarter Form 10-Q")).

     4.3 Certificate of Amendment of Restated Certificate of Incorporation of Time Warner as filed with the Secretary of State of the State of Delaware on May 19, 1997 (which is incorporated herein by reference to Exhibit 3.(i)(c) to Time Warner's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

     4.4 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.4 to Time Warner's 1996 S-8 Registration Statement).

     4.5 Certificate of Amendment of the Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series LMC Common Stock of Time Warner as filed with the Secretary of State of the State of Delaware on May 26, 1999 (which is incorporated herein by reference to Exhibit 3.(i)(f) to Time Warner's 1999 Second Quarter Form 10-Q).

     4.6 Certificate of Amendment of the Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series LMCN-V Common Stock of the Registrant as filed with the Secretary of State of the State of Delaware on May 26, 1999 (which is incorporated herein by reference to Exhibit 3.(i)(i) to Time Warner's 1999 Second Quarter Form 10-Q).

     4.7 Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series A Participating Cumulative Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.7 to Time Warner's 1996 S-8 Registration Statement).

     4.8 Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series E Convertible Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.9 to Time Warner's 1996 S-8 Registration Statement).

     4.9 Certificate of Correction of the Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series E Convertible Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on November 13, 1996 (which is incorporated herein by reference to Exhibit 3.(i)(h) to Time Warner's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Form 10-K")).

    4.10 Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series F Convertible Preferred stock of the Registrant as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.10 to Time Warner's 1996 S-8 Registration Statement).

    4.11 Certificate of Correction of the Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series F Convertible Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on November 13, 1996 (which is incorporated herein by reference to Exhibit 3.(i)(j) to Time Warner's 1996 Form 10-K).

    4.12 Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series I Convertible Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.13 to Time Warner's 1996 S-8 Registration Statement).

    4.13 Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series J Convertible Preferred Stock of the Registrant as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.14 to Time Warner's 1996 S-8 Registration Statement).

    4.14 By-laws of Time Warner as of November 19, 1998 (which are incorporated herein by reference to Exhibit 3.(ii) to Time Warner's Annual Report on Form 10-K for fiscal year ended December 31, 1998, as amended by Form 10-K/A dated June 28, 1999 (the "1998 Form 10-K")).

    4.15 Rights Agreement (the "Rights Agreement") dated as of October 10, 1996 between Time Warner and ChaseMellon Shareholder Services L.L.C. ("ChaseMellon") as Rights Agent (which is incorporated herein by reference to Exhibit 4.17 to Time Warner's 1996 S-8 Registration Statement).

    4.16 Amendment No.1 to the Rights Agreement dated as of December 15, 1998 between Time Warner and ChaseMellon (which is incorporated herein by reference to Exhibit 4.2 to Time Warner's 1998 Form 10-K).

    4.17 Amendment No.2 to the Rights Agreement dated as of January 21,1999 between Time Warner and ChaseMellon (which is incorporated herein by reference to Exhibit 4.3 to Time Warner's 1998 Form 10-K).

    4.18 Amendment No.3 to the Rights Agreement dated as of January 10, 2000 between Time Warner and ChaseMellon (which is incorporated herein by reference to Exhibit 4 to Time Warner's Form 8-A/A filed with the Securities and Exchange Commission on January 31, 2000).

    5          Opinion of Cravath, Swaine & Moore.*

   23.1        Consent of Ernst & Young LLP.

   23.2        Consent of Ernst & Young LLP.

   23.3        Consent of Counsel (included in Exhibit 5)

   24          Power of Attorney.*

--------

* Previously filed.

ITEM 17.  Undertakings.

A.   Undertakings Pursuant to Rule 415

          The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth n the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

          (b) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents By Reference

          The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Time Warner's annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 23, 2000.

                                        TIME WARNER INC.,

                                         by: /s/ Thomas W. McEnerney
                                             --------------------------------
                                             Name:  Thomas W. McEnerney
                                             Title: Vice President

          Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below on May 23, 2000 by the following persons in the capacities indicated.

SIGNATURE                                               TITLE
-----------------                                      --------


(i) Principal Executive Officer:

                     *                          Director, Chairman of the Board
------------------------------------------------   and Chief Executive Officer
             (Gerald M. Levin)


(ii) Principal Financial Officer:

                     *                             Executive Vice President and
------------------------------------------------       Chief Financial Officer
              (Joseph A. Ripp)


(iii) Principal Accounting Officer:

/s/ James W. Barge
------------------------------------------------  Vice President and Controller
              (James W. Barge)

(iv) Directors:

             *
----------------------------------------
     (J. Carter Bacot)

             *
----------------------------------------
     (Stephen F. Bollenbach)

             *
----------------------------------------
     (John C. Danforth)

             *
----------------------------------------
     (Gerald Greenwald)

             *
----------------------------------------
     (Carla A. Hills)

             *
----------------------------------------
     (Reuben Mark)

             *
----------------------------------------
     (Michael A. Miles)

             *
----------------------------------------
     (Richard D. Parsons)

             *
----------------------------------------
     (R. E. Turner)

             *
----------------------------------------
     (Francis T. Vincent, Jr.)

Constituting a majority of the Board of Directors


* By:  Thomas W. McEnerney
Pursuant to Power of Attorney dated December 16, 1999

                                 Exhibit Index

Exhibit                                Description
No.                                   --------------
------------

     4.1 Restated Certificate of Incorporation of Time Warner as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit
               4.3 to Time Warner's Post-Effective Amendment No. 1 on Form S-8 to Time Warner's Registration Statement on Form S-4 with the Securities and Exchange Commission on October 11, 1996 (the "1996 S-8 Registration Statement")).

     4.2 Certificate of Amendment of Restated Certificate of Incorporation of Time Warner as filed with the Secretary of State of the State of Delaware on May 26, 1999 (which is incorporated herein by reference to Exhibit 3.(i)(b) to Time Warner's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (the "1999 Second Quarter Form 10-Q")).

     4.3 Certificate of Amendment of Restated Certificate of Incorporation of Time Warner as filed with the Secretary of State of the State of Delaware on May 19, 1997 (which is incorporated herein by reference to Exhibit 3.(i)(c) to Time Warner's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

     4.4 Certificate of Amendment of Restated Certificate of Incorporation of Time Warner as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.4 to Time Warner's 1996 S-8 Registration Statement).

     4.5 Certificate of Amendment of the Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series LMC Common Stock of Time Warner as filed with the Secretary of State of the State of Delaware on May 26, 1999 (which is incorporated herein by reference to Exhibit 3.(i)(f) to Time Warner's 1999 Second Quarter Form 10-Q).

     4.6 Certificate of Amendment of the Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series LMCN-V Common Stock of Time Warner as filed with the Secretary of State of the State of Delaware on May 26, 1999 (which is incorporated herein by reference to Exhibit 3.(i)(i) to Time Warner's 1999 Second Quarter Form 10-Q).

     4.7 Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of series A Participating Cumulative Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.7 to Time Warner's 1996 S-8 Registration Statement).

     4.8 Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series E Convertible Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.9 to Time Warner's 1996 S-8 Registration Statement).

     4.9 Certificate of Correction of the Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series E Convertible Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on November 13, 1996 (which is incorporated herein by reference to Exhibit 3.(i)(h) to Time Warner's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Form 10-K")).

    4.10 Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series F Convertible Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.10 to Time Warner's 1996 S-8 Registration Statement).

    4.11 Certificate of Correction of the Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series F Convertible Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on November 13, 1996 (which is incorporated herein by reference to Exhibit 3.(i)(j) to Time Warner's 1996 Form 10-K).

    4.12 Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series I Convertible Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.13 to Time Warner's 1996 S-8 Registration Statement).

    4.13 Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series J Convertible Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.14 to Time Warner's 1996 S-8 Registration Statement).

    4.14 By-laws of Time Warner as of November 19, 1998 (which are incorporated herein by reference to Exhibit 3.(ii) to Time Warner's Annual Report on Form 10-K for fiscal year ended December 31, 1998, as amended by Form 10-K/A dated June 28, 1999 (the "1998 Form 10-K")).

    4.15 Rights Agreement (the "Rights Agreement") dated as of October 10, 1996 between Time Warner and ChaseMellon Shareholder Services L.L.C. ("ChaseMellon") as Rights Agent (which is incorporated herein by reference to Exhibit 4.17 to Time Warner's 1996 S-8 Registration Statement).

    4.16 Amendment No.1 to the Rights Agreement dated as of December 15, 1998 between Time Warner and ChaseMellon (which is incorporated herein by reference to Exhibit 4.2 to Time Warner's 1998 Form 10-K).

    4.17 Amendment No.2 to the Rights Agreement dated as of January 21,1999 between Time Warner and ChaseMellon (which is incorporated herein by reference to Exhibit 4.3 to Time Warner's 1998 Form 10-K).

    4.18 Amendment No.3 to the Rights Agreement dated as of January 31, 2000 between Time Warner and ChaseMellon (which is incorporated herein by reference to Form 8-A/A as filed with the Securities and Exchange Commission on January 31, 2000).

    5          Opinion of Cravath, Swaine & Moore.*

   23.1        Consent of Ernst & Young LLP.

--------
* Previously filed.

   23.2        Consent of Ernst & Young LLP.
   23.3        Consent of Counsel (included in Exhibit 5)
   24          Power of Attorney.*

--------
* Previously filed.